Exhibit 99.1

STONEPEAK GP HOLDINGS LP
By: STONEPEAK GP INVESTORS LLC, its general partner
By: STONEPEAK GP INVESTORS HOLDINGS LP, its managing member
By: STONEPEAK GP INVESTORS UPPER HOLDINGS LP, its general partner
By: STONEPEAK GP INVESTORS HOLDINGS MANAGER LLC, its general partner
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Chairman, Chief Executive Officer, and Co-Founder
Date: 11/02/2023

STONEPEAK GP INVESTORS LLC
By: STONEPEAK GP INVESTORS HOLDINGS LP, its managing member
By: STONEPEAK GP INVESTORS UPPER HOLDINGS LP, its general partner
By: STONEPEAK GP INVESTORS HOLDINGS MANAGER LLC, its general partner
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Chairman, Chief Executive Officer, and Co-Founder
Date: 11/02/2023

STONEPEAK GP INVESTORS HOLDINGS LP
By: STONEPEAK GP INVESTORS UPPER HOLDINGS LP, its general partner
By: STONEPEAK GP INVESTORS HOLDINGS MANAGER LLC, its general partner
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Chairman, Chief Executive Officer, and Co-Founder
Date: 11/02/2023

STONEPEAK GP INVESTORS UPPER HOLDINGS LP
By: STONEPEAK GP INVESTORS HOLDINGS MANAGER LLC, its general partner
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Chairman, Chief Executive Officer, and Co-Founder
Date: 11/02/2023

STONEPEAK GP INVESTORS HOLDINGS MANAGER LLC
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Chairman, Chief Executive Officer, and Co-Founder
Date: 11/02/2023